SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SANDERS MORRIS HARRIS GROUP INC.

(Name of Registrant as specified in its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

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April 14, 2009

Dear Fellow Shareholder,

On behalf of our Board of Directors, you are cordially invited to attend the 2009 Annual Meeting of Shareholders of Sanders Morris Harris Group Inc. on Thursday, May 21, 2009, in Houston, Texas. At the meeting we will review our performance for 2008 and our expectations for the future and discuss and vote on the matters set forth in the accompanying notice of annual meeting and proxy statement.

A notice of the meeting and proxy statement follow. Also enclosed is the 2008 Annual Report. Your vote is important. Whether or not you plan to attend, you can assure that your shares are represented at the meeting by promptly voting and submitting your proxy via the Internet, by telephone, or by completing, signing, and dating the proxy voting card and returning it in the enclosed envelope.

I look forward to seeing you on May 21st and addressing your questions and comments.

Sincerely,

Ben T. Morris Chief Executive Officer

600 Travis, Suite 5800, Houston, Texas 77002—713-993-4610

April 14, 2009

Notice of the 2008 Annual Meeting of Shareholders

Meeting Date:	May 21, 2009
Meeting Time:	11:00 a.m.
Location:	Main Conference Room
600 Travis, Suite 5800
Houston, Texas 77002

Agenda

•	To elect nine directors, each for a term of one year; and

•	To transact such other business as may properly come before the annual meeting, and any postponement or adjournment of the meeting.

Voting

All shareholders of record at the close of business on March 30, 2009 (the “Record Date”), or their legal proxy holders, will be entitled to vote at the meeting and any postponement or adjournment of the meeting.

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy via the Internet, by telephone, or by mail. For specific instructions, please refer to the questions and answers, beginning on page 2 of this proxy statement, and the instructions on the proxy card.

We began making this proxy statement and proxy form available to shareholders on or about April 15, 2009.

Your Board of Directors recommends a vote “FOR” each of the nominees for director.
Sincerely,

Susan Bailey Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 21, 2009. The Proxy Statement and Annual Report to Shareholders are available at
www.smhgroup.com/smhg/investorrelations.html.

SANDERS MORRIS HARRIS GROUP INC.
600 Travis, Suite 5800
Houston, Texas 77002

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sanders Morris Harris Group Inc. (“SMHG” or the “Company”) for the 2009 Annual Meeting of Shareholders to be held on Thursday, May 21, 2009, beginning at 11:00 a.m. local time, at the offices of Sanders Morris Harris Group located at 600 Travis, 58th Floor, Houston, Texas 77002 and at any postponement or adjournment of the meeting. The proxy statement was prepared under the direction of our Board of Directors to solicit your proxy for use at the annual meeting. We began making this proxy statement and a proxy form available to shareholders on or about April 15, 2009.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors.  In addition, our management will report on performance during 2008 and respond to questions from shareholders. Our Board of Directors is not aware of any other matters to be presented for action at the meeting. If any other matters requiring a vote of the shareholders arise, your signed proxy card gives authority to Ben T. Morris, our Chief Executive Officer, and George L. Ball, our Chairman, to vote on such matters at their discretion.

Who is entitled to vote?

Shareholders owning our common stock at the close of business on March 30, 2009, are entitled to vote at the annual meeting or at any postponement or adjournment of the meeting. Each shareholder has one vote per share on all matters to be voted on. On March 30, 2009, there were 28,170,882 common shares issued and outstanding. A list of registered shareholders entitled to vote will be available at SMHG’s offices, 600 Travis, Suite 5800, Houston, Texas, for ten days prior to the meeting.

How does the Board of Directors recommend I vote?

Our Board of Directors recommends a vote FOR each of the nominees for director.

How do I vote?

Shareholders of record (that is, shareholders who hold their shares in their own name) may vote any one of four ways): (1) visit the website noted on your proxy card to vote via the Internet, (2) use the telephone number on your proxy card to vote by telephone, (3) sign and date each proxy card you receive and return it in the prepaid envelope, or (4) attend the meeting in person.  If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies to vote in the same manner as if you signed, dated, and returned your proxy card. If you vote via the Internet or by telephone, do not return your proxy card.

In the election of directors, you may vote “For” all nominees or your vote may be “Withheld” with respect to one or more of the nominees. For the other proposals, you may vote “For,” “Against,” or “Abstain.” If you “Abstain,” it has the same effect as a vote “Against.”  If you sign your proxy card, but do not mark your choices, the named proxies will vote FOR the persons nominated for election as directors.

Many SMHG shareholders hold their shares through a stockbroker, bank, trustee, or another nominee, rather than owning shares registered directly in their name. In that case, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are entitled to direct the voting of your shares to your intermediary. Your intermediary will forward the proxy materials to you with a voting instruction card or provide electronic access to the materials and to voting facilities.

What is a quorum?

A “quorum” is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares on the Record Date. There must be a quorum for the meeting to be held. Abstentions are counted  in determining the presence or absence of a quorum, but under Texas law are not considered a vote. Shares held by brokers in street name and for which the beneficial owners have withheld from brokers the discretion to vote are called “broker non-votes.” They are not counted to determine if a quorum is present and under Texas law are not considered a vote. Broker non-votes will not affect the outcome of a vote on election of directors. As of the Record Date, 28,170,882 shares of our common stock, representing the same number of votes, were issued and outstanding. Thus, the presence of holders of our common stock representing at least 14,085,442 votes will be required to establish a quorum.

What vote is required to approve each proposal?

The director nominees will be elected by a plurality of the votes cast at the meeting. A properly executed proxy marked “Withheld” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purpose of determining whether there is a quorum. The nine persons receiving the highest number of “For” votes will be elected.

All other matters to be considered at the meeting require the affirmative vote of a majority of the votes cast.

Who will count the vote?

A representative of the Company will tabulate the votes cast by proxy or in person at the meeting.

Who is entitled to vote at the meeting?

If you owned shares of our common stock on the Record Date, you are entitled to receive notice of and to participate in the annual meeting.

What are the voting rights of holders of SMHG common stock?

You may cast one vote per share of our common stock that you held on the Record Date on each proposal considered at the annual meeting. These shares include shares that are: (1) held directly in your name as the shareholder of record and (2) held for you as the beneficial owner through a stockbroker, bank, or other nominee.

Who can attend the meeting?

All shareholders as of the Record Date, or their duly appointed proxies, may attend the meeting. Each shareholder may be asked to present valid identification. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

Please note that if you hold your shares in “street name” (that is, through a stockbroker, bank, or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date.

Parking is available at local garages; the fee for parking is $4.50 per hour.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our shareholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a brokerage account or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the annual meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares.

How can I vote my shares in person at the annual meeting?

Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. If your shares are held by a broker, bank, trustee, or other nominee, you may not vote those shares in person at the meeting unless you obtain a “legal  proxy” from the broker, bank, trustee, or nominee that holds your shares, giving you the right to vote the shares directly. Accordingly, to vote in person, you will need to contact your broker, bank, trustee, or nominee to obtain a “legal proxy,” and present the proxy at the meeting in order to receive a ballot to vote at the meeting.

Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the annual meeting by (a) visiting the website noted on your proxy card to vote via the Internet, (b) calling the telephone number on your proxy card to vote by telephone, or (c) completing and mailing your proxy card or voting instruction card in the enclosed pre-paid envelope. Please refer to the enclosed materials for details.

Can I change my vote after I return my proxy card?

Yes. You may change your proxy instructions at any time prior to the vote at the annual meeting. If you voted by mail, you may change your vote by granting a new proxy card or new voting instruction card bearing a later date (which automatically revokes the earlier proxy instructions), or by attending the annual meeting and voting in person.  It you voted via the Internet or by telephone, you may change your vote with a timely and valid later Internet or telephone vote, as the case may be, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you give proper notice of revocation to the Corporate Secretary before the proxy is exercised or you vote by ballot at the meeting.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting and publish the final results in our quarterly report on Form 10-Q for the quarter ended June 30, 2009.

What are the deadlines for shareholder proposals for next year’s annual meeting?

You may submit proposals on matters appropriate for shareholder action at future annual meetings by following the procedures prescribed in SEC Rule 14a-8. We must receive proposals intended for inclusion in next year’s proxy statement and proxy card no later than January 22, 2010.  All proposals and notifications should be addressed to our Corporate Secretary at 600 Travis, Suite 5800, Houston, Texas 77002. Submission of a proposal does not guarantee inclusion in our proxy statement or form of proxy because certain SEC rules must be met.

Under our bylaws no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise properly brought before the meeting by or at the direction of our Board or by a shareholder entitled to vote who has delivered an appropriate notice to the Corporate Secretary. To be properly brought before the meeting, a shareholder must deliver a written notice to the Corporate Secretary at the address set forth in the following paragraph of the shareholder’s intention to present a proposal (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 60 nor more than 180 days prior to the anniversary date of the prior annual meeting; provided, however, that in the event the date of the annual meeting is changed by more than 30 days from such anniversary date, your notice to be timely must be received not later than the close of business on the tenth day following the day on which such notice is mailed or such public disclosure was made.

In addition, under our bylaws, if you are a shareholder and wish to make a director nomination at a shareholders’ meeting, you must deliver written notice of your intent to make such a nomination either by personal delivery or by U.S. mail, postage prepaid, to Susan Bailey, Corporate Secretary, Sanders Morris Harris Group Inc., 600 Travis, Suite 5800,  Houston, Texas 77002, within the time limits described above for delivering of notice of shareholder proposal and comply with the information requirements in the bylaws relating to stockholder nominations. See “Director Nominating Process” for additional information about shareholder nominations.

These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Corporate Secretary, 600 Travis, Suite 5800, Houston, Texas 77002.

If we do not receive notice of any matter that a shareholder wishes to raise at the annual meeting in 2010 by March 22, 2010, and a matter is raised at that meeting, the proxy holders for next year’s meeting will have discretionary authority to vote on the matter.

How much did this proxy solicitation cost?

The proxies being solicited hereby are being solicited by our Board of Directors. The cost of soliciting proxies in the enclosed form will be paid by SMHG. We have not engaged anyone to solicit proxies on our behalf. However, we will reimburse banks, brokerage firms, and other institutions, nominees, custodians, and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions. Certain of our and our subsidiaries’ directors, officers, and regular employees may solicit proxies personally or by telephone or facsimile without additional compensation.

ELECTION OF DIRECTORS

NOMINEES

Nine directors will be elected at the annual meeting. Directors will serve until our next annual meeting or until their earlier resignation or removal. If any nominee is not available for election, proxies will be voted for another person nominated by our Board of Directors or the size of our Board will be reduced. All of the nine current members of our Board of Directors are standing for election this year.

Our Board of Directors recommends a vote FOR all nominees to our Board of Directors.

The nominees are as follows:

GEORGE L. BALL
Director since February 2000
Age 70

Mr. Ball was appointed to our Board of Directors on February 1, 2000, as part of our merger with Sanders Morris Mundy Inc. (the “Sanders Transaction”) and has served as our Chairman since May 2002. At the time of the Sanders Transaction, he served as Chairman of the Board and a director of Sanders Morris Mundy Inc. Mr. Ball also serves as Chairman of the Board and a director of SMH Capital Inc. (“SMH”), as a director of  SMH Capital Advisors, Inc. (“SMCA”), Edelman Financial Center, LLC, and Select Sports Group Holdings, LLC (“SSG”). He served as a director of Sanders Morris Mundy Inc. from May 1992 to February 2000 and was its non-executive Chairman of the Board from May 1992 to July 1997. From September 1992 to January 1994, Mr. Ball was a Senior Executive Vice President of Smith Barney Shearson Inc. From September 1991 to September 1992, he was a consultant to J. & W. Seligman & Co. Incorporated. Mr. Ball served as President and Chief Executive Officer of Prudential-Bache Securities, Inc. from 1982 until 1991 and Chairman of the Board from 1986 to 1991. He also served as a member of the Executive Office of Prudential Insurance Company of America from 1982 to 1991. Before joining Prudential, Mr. Ball served as President of E.F. Hutton Group, Inc. Mr. Ball is a former governor of the American Stock Exchange and the Chicago Board Options Exchange, and served on the Executive Committee of the Securities Industries Association. Mr. Ball serves as a director of RediClinic, LLC, a leading provider of high-quality convenience care centers located in retail stores.

RICHARD E. BEAN
Director since August 2003
Age 65

Mr. Bean has been a certified public accountant since 1968 and since 1976 has been the Executive Vice President and a director of Pearce Industries Inc., a privately held company that markets a variety of oilfield equipment and machinery. Mr. Bean also served as Chief Financial Officer of Pearce Industries Inc. from 1976 to 2004. In addition, Mr. Bean has served as a director and audit committee member of FirstCity Financial Corporation, a public financial services company, since July 1995 and was elected Chairman of the Board in December 2005. Mr. Bean served as a member of the Portfolio Administration Committee of FirstCity Liquidating Trust from July 1995 until February 2004 when the trust was terminated and distributed its assets. He also serves as a director and a member of the compensation committee of WCA Waste Corporation, a public waste collection and disposal company. Mr. Bean is also a stockholder and director of several closely held corporations. Mr. Bean is involved in numerous civic organizations such as the Houston Livestock Show and Rodeo where he serves as Director and member of the audit committee.

CHARLES W. DUNCAN, III
Director since June 2004
Age 49

Mr. Duncan has spent his entire career in investment banking or private equity investing and has served as President of Duncan Equities, Inc. since 1990. Duncan Equities, Inc. is active in structuring financings for, directly investing in, and providing strategic advice to, small to medium sized private companies, primarily located in Texas. In that capacity, Mr. Duncan serves on the boards of directors, and is involved in the operations, of several private companies. In addition, he serves on the boards of directors of several non-profit institutions and foundations including the board of directors of the University of Texas Medical Branch in Galveston, Communities in Schools, Houston, and The Methodist Hospital Research Institute.

FREDRIC M. EDELMAN
Director since February 2009
Age 50

Mr. Edelman was appointed to our Board of Directors and elected President in February 2009. Mr. Edelman, has served as Chairman and Chief Executive Officer of The Edelman Financial Center, LLC since May 2005, when the Company acquired a 51% ownership interest. From December 1987 to May 2005, he owned and managed Edelman Nebel Financial Services, renamed Edelman Financial Services, Inc. in 1991. Barron’s has ranked Mr. Edelman among America’s 100 top financial advisors in 2004, 2005, 2006, 2007, and 2008. In 2004, he was inducted into the Financial Advisor Hall of Fame and ranked the No. 1 advisor in the nation by Research Magazine for his focus on the individual client. Mr. Edelman was named Entrepreneur of the Year for Washington, D.C. by Ernst & Young in 2001. He has written seven books on personal finance: The Truth About Money, which was named Book of the Year by Small Press magazine, The New Rules of Money, Ordinary People, Extraordinary Wealth, What You Need to Do Now, Discover the Wealth Within You, The Lies About Money, and Rescue Your Money. The Ric Edelman Show, broadcast on the Citadel Media Radio Network, can be heard on radio stations throughout the country. He was named Best Talk Show Host in 1993 by the Achievement in Radio Awards (A.I.R.). He served as Chairman of the Board of the United Way of the National Capital Area in 2006 and 2007. He also serves on the boards of the Boys & Girls Clubs of America, the Boys & Girls Clubs of Greater Washington, D.C. and its foundation. He received his B.A. degree from Glassboro State College in 1980 and an Honorary Doctorate from Rowan University in 2004. Mr. Edelman holds six professional designations.

SCOTT B. MCCLELLAND
Director since June 2004
Age 52

Mr. McClelland is President of H.E. Butt (“H-E-B”) Grocery Company’s Houston and Central Market Division. H-E-B is the 13th largest grocery chain in the United States with over 55,000 employees and 300 stores in Texas and Northern Mexico. Mr. McClelland joined H-E-B in 1990 as Vice President of Operations for the Austin Region. After transferring to H-E-B corporate headquarters in San Antonio in 1991, Mr. McClelland has held several leadership positions for the company including Vice President of General Merchandise Marketing and Group Vice President, DrugStore. In 1995 he was promoted to Senior Vice President of Marketing followed by a promotion to Chief Merchandising Officer in 2000. His responsibilities were expanded to include Central Market in late 2001. Prior to joining H-E-B, he worked for Pepsico’s Frito Lay Division for 10 years. Mr. McClelland serves on the Board of Directors for the Greater Houston Partnership and Memorial Hermann Hospital System. He also serves on the University of Texas Business Advisory Council and the Advisory Committee for McCombs School of Business at the University of Texas at Austin.

BEN T. MORRIS
Director since February 2000
Age 63

Mr. Morris was appointed to our Board of Directors on February 1, 2000, as part of the Sanders Transaction and has served as our Chief Executive Officer since May 2002. He co-founded Sanders Morris Mundy Inc. in 1987 and served as its President and Chief Executive Officer and as a director at the time of the Sanders Transaction. Since the Sanders Transaction, Mr. Morris has served as President, Chief Executive Officer, and a director of SMH. Mr. Morris served as the Chief Operating Officer of Tatham Corporation from 1980 to 1984. From 1973 to 1980, he served in a number of executive positions with Mid-American Oil and Gas, Inc. and predecessor companies, and was its President from 1979 to 1980. Mr. Morris is a certified public accountant.

ALBERT W. NIEMI, JR., PH.D.
Director since June 2004
Age 66

Dr. Niemi is the Dean of the Edwin L. Cox School of Business at Southern Methodist University, where he also holds the Tolleson Chair in Business Leadership. Before joining SMU, Dr. Niemi served as Dean of the Terry College of Business at the University of Georgia from 1982 to 1996. Dr. Niemi graduated cum laude from Stonehill College with an A.B. in economics and earned an M.A. and Ph.D. in economics from the University of Connecticut. Dr. Niemi has chaired or served as a member on the accreditation review teams to more than 20 universities. Dr. Niemi recently completed terms on the Boards of Governors of the American Association of University Administrators and Beta Gamma Sigma. He also serves on the board of directors of Stonehill College and on the advisory board of Bank of Texas, N.A.

DON A. SANDERS
Director since February 2000
Age 72

Mr. Sanders was appointed to our Board of Directors on February 1, 2000, as part of the Sanders Transaction. At the time of the Sanders Transaction, he served as Chairman of the Executive Committee and as a director of Sanders Morris Mundy Inc., which he co-founded in 1987. Mr. Sanders also serves as the investment manager of the Sanders Opportunity Funds, private investment funds sponsored by SMH. He also serves on the management committee and is an owner of the Round Rock Baseball Company, L.P. and serves on the boards of several Houston-based community organizations. Since the Sanders Transaction, he has served as our Vice-Chairman and as one of our directors and as a director of SMH. From 1987 to 1996, Mr. Sanders was President of Sanders Morris Mundy Inc. Before joining Sanders Morris Mundy Inc., he was employed by E.F. Hutton & Co., Inc. where he served from 1959 in various capacities, including as an Executive Vice President from 1982 to 1987 and as a member of its board of directors from 1983 to 1987.

W. BLAIR WALTRIP
Director since January 1999
Age 54

Mr. Waltrip was elected a director in January 1999 and as a director of TEI, Inc., our predecessor issuer, in July 1988. He is also a director of Service Corporation International, a public funeral and cemetery company, and was employed in various capacities by that company from 1977 until January 2000, last serving as an Executive Vice President for more than five years.

Non-Director Executive Officers

Rick Berry
Chief Financial Officer
Age 55

Mr. Berry has served as our Chief Financial Officer since February 2001 and as our Principal Financial Officer since June 2000. He also serves as Chief Financial Officer of SMH and SMCA. From March 1999 to April 2000, Mr. Berry served as Executive Vice President, Chief Financial Officer, Corporate Secretary and a director of Petrocon Engineering, Inc. From April 1998 to March 1999, Mr. Berry was Executive Vice President and Chief Financial Officer of OEI International, Inc. Mr. Berry was Secretary of TEI, Inc. from January 1997 to April 1998, and the Executive Vice President, Chief Financial Officer, and Treasurer of TEI from December 1991 to April 1998. Mr. Berry is a certified public accountant.

Bruce R. McMaken
Executive Vice President-Corporate
Age 49

Mr. McMaken was elected Executive Vice President-Corporate in March 2008. Mr. McMaken joined SMH in 1992 and prior to his election was a Senior Vice President. He serves as a manager for the SMH Private Equity Group Funds I and II and for The M.D. Anderson Proton Therapy Center, a for-profit venture between The University of Texas M.D. Anderson Cancer Center, the Company, and private investors that developed and operates a cancer treatment facility in Houston. He currently serves on the boards of Tantalus Systems Corp., which provides advanced, wireless metering systems for utilities, and of Compact Power, Inc., a manufacturer and distributor of compact labor-saving power equipment.

John T. Unger
Senior Vice President and General Counsel
Age 57

Mr. Unger has served as our Senior Vice President and General Counsel since July 2005. Mr. Unger was a partner in the law firm of Thompson & Knight LLP from May 2000 until June 2005 and currently serves as Of Counsel to such firm. Previously he was a shareholder in the law firm of Snell & Smith, P.C. from its founding in 1993 to May 2000, and was a partner in the law firm of Butler & Binion LLP from 1988 to 1993.  He has more than 25 years experience in the areas of corporate and securities law.

BOARD COMMITTEES, MEETING ATTENDANCE, DIRECTOR INDEPENDENCE, AND COMMUNICATING WITH OUR BOARD

Our Board of Directors has four committees: Executive, Audit, Nominating and Corporate Governance, and Compensation. The committees report their actions to the full Board of Directors at its next regular meeting following a committee meeting. Our full Board met six times in 2008 and the following table shows the current membership of the four committees and the number of meetings each committee held in 2008.

Committee Membership and Meetings Held
Name	Executive	Audit	Nominating & Corporate Governance	Compensation
Mr. Ball	*
Mr. Bean(1)		Chair
Mr. Duncan(1)		*		*
Mr. Edelman	*
Mr. McClelland(1)			*
Mr. Morris	*
Dr. Niemi(1)		*	Chair
Mr. Sanders	Chair
Mr. Waltrip(1)				Chair
No. of Meetings in 2008(2)	1	4	1	2

(1)	Determined to be “independent” under the Nasdaq listing standards.
(2)	Each incumbent director attended at least 75% of the aggregate of all meetings of our Board of Directors and committees of our Board to which he belonged during 2008.

Executive Committee

•	Has full power of our Board between meetings of our Board, with specified limitations relating to major corporate matters.

Audit Committee

•	Reviews the financial reports and other financial information provided by the Company to any governmental body or the public.
•	Reviews the audit efforts of our independent auditors.
•
Reviews our system of internal controls regarding finance, accounting, legal compliance, and ethics that management and our Board have established; and our auditing, accounting, and financial reporting processes generally.

•	Provides an open avenue of communication among the independent auditors, financial, and senior management, and our Board.
•	Has the sole authority and responsibility to appoint, select, evaluate, and, where appropriate, replace our independent registered public accountants.

Our Board has determined that each member of the Audit Committee is “independent,” as defined in Rules 4200(a)(15) and 4350(d)(2)(A) of the Nasdaq listing standards and SEC regulations. Our Board has also determined that Mr. Bean, Chair of the Audit Committee, is qualified as an audit committee financial expert under the SEC regulations. The committee operates under a written charter adopted by our Board of Directors which is available on our website, www.smhgroup.com, and was filed as Appendix A to our 2004 Annual Meeting Proxy Statement.

Nominating and Corporate Governance Committee

•
Makes recommendations to our Board of Directors regarding nominees for election as directors, the structure, size, and composition of our Board, compensation of Board members, and organization and responsibility of board committees.

•
Reviews general responsibilities and functions of our Board of Directors, the balance of expertise among Board members, and the Company’s overall organizational health, particularly plans for management succession and development.

Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent,” as defined in the Nasdaq listing standards.

Compensation Committee

•	Reviews and recommends the compensation for executive officers and key employees.
•
Recommends the granting of stock options and other incentive awards, including the number of shares subject to, and the exercise price of, each stock option and the terms and conditions of other incentive awards granted under our incentive plans.

Our Board has determined that each member of the Compensation Committee is “independent,” as defined in the Nasdaq listing standards.

Director Independence

Our Board of Directors has determined that the following members of our Board, constituting a majority of the members of our Board, are “independent directors” as defined in NASD Marketplace Rule 4200: Richard E. Bean; Charles W. Duncan, III; Scott B. McClelland; Albert W. Niemi, Jr., Ph.D.; and W. Blair Waltrip.

Annual Meeting Attendance by Members of the Board

We do not currently have a formal policy regarding attendance by our directors at our Annual Meeting of Shareholders. However, we have historically encouraged our directors to attend and previous meetings have been well attended. Last year, nine of our directors attended our Annual Meeting of Shareholders.

DIRECTOR NOMINATION PROCESS

As indicated above, nomination of directors is handled by our Nominating and Corporate Governance Committee pursuant to its charter. The committee’s charter is available on our website at www.smhgroup.com.

Additionally, any shareholder who wishes to nominate a prospective Board member should deliver written notice containing the information required by our bylaws to Susan Bailey, Corporate Secretary, 600 Travis, Suite 5800, Houston, Texas 77002. To be timely filed, we must receive the notice not less than 60 days nor more that 180 days prior to the first anniversary of our preceding year’s annual meeting. To date, no shareholder has submitted a Board nominee.

In evaluating potential director nominees, the committee considers the following factors:
•	the appropriate size of our Board of Directors;
•	our needs with respect to the particular talents and experience of our directors;
•
the knowledge, skills, and experience of nominees, including experience in technology, business, finance, administration, or public service, in light of prevailing business conditions and the knowledge, skills, and experience already possessed by other members of our Board;

•	familiarity with the financial services industry;
•	experience with accounting rules and practices; and
•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The committee’s goal is to assemble a Board of Directors with a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing there are no stated minimum criteria for director nominees, although the committee may also consider such other factors as it may deem are in the best interests of the Company and our shareholders. However, the committee will insure that at least one member of the Audit Committee satisfies the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board are “independent directors” under NASD Marketplace Rule 4200. The committee also believes it appropriate for certain key members of our management to participate as members of our Board.

The committee identifies nominees by first evaluating the current members of our Board of Directors willing to continue in service. Current members of our Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective. If any member of our Board does not wish to continue in service or if the committee decides not to re-nominate a member for re-election, the committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the committee and our Board are polled for suggestions as to individuals meeting the criteria of the committee. Research may also be performed to identify qualified individuals. We have also engaged third parties to identify or evaluate or assist in identifying potential nominees.

Each of the nominees for director is currently a member of our Board of Directors.

CODE OF ETHICS

We have adopted a Business Ethics Policy that applies to all of our employees, as well as each member of our Board of Directors. Our Business Ethics Policy is available on our website at www.smhgroup.com. We intend to post amendments to or waivers from our Business Ethics Policy (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) on our website.

COMMUNICATING WITH OUR BOARD OF DIRECTORS

Historically, we have not adopted a formal process for shareholder communications with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by our Board or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. We believe our responsiveness to shareholder communications to our Board has been excellent. Shareholders who wish to communicate directly with the Board, or specified individual directors, may do so by writing to the Board or individual directors in care of the Office of Corporate Secretary, Sanders Morris Harris Group Inc., 600 Travis, Suite 5800, Houston, Texas 77002. At the direction of the Board, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to the directors at the next scheduled Board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Nominating and Corporate Governance Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board. Concerns relating to accounting, internal controls, or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters.

COMPENSATION DISCUSSION AND ANALYSIS

The objective of our compensation program is to create long-term value for our shareholders.  To achieve this objective, the Compensation Committee has implemented a compensation program for our named executive officers to reward them for sustained financial and operating performance, to align their interests with those of our shareholders, and to encourage them to remain with SMHG.

The Compensation Committee establishes our compensation philosophy on behalf of the Board of Directors, determines the compensation of our Chief Executive Officer, and approves the compensation of our executive officers. The three components of executive officer compensation are base salary, bonuses, and long-term incentive compensation.

In 2008, the Compensation Committee retained AG Ferguson & Associates, Inc. to provide a report on the competitiveness of the overall compensation package for our named executive officers compared to a peer group of public companies that included Broadpoint Securities Group, Inc., Jefferies Group Inc., Ladenburg Thalmann Financial Services Inc., Stifel Financial Corp., SWS Group, Inc., Thomas Weisel Partners Group Inc., and The Ziegler Companies, Inc.

None of our named executive officers other than Mr. Edelman currently have written employment agreements.

•	Base Salary

The base salary for senior executives (including the Chief Executive Officer) is intended to be competitive with that paid in comparably situated industries, with a reasonable degree of financial security and flexibility afforded to those individuals who are regarded by the Board of Directors as acceptably discharging the levels and types of responsibility implicit in the various senior executive positions. In the course of considering annual executive salary increases, appropriate consideration is given to the credentials and experience of the individual senior executives, as viewed in the Compensation Committee’s collective best judgment, which necessarily involves subjective as well as objective elements. The Committee has not adopted any policies that include benchmarking of total compensation or any material element of compensation for any of the named executive officers. Should the Committee be persuaded that an executive has not met expectations for a protracted period, a recommendation to the Board of Directors that the executive be terminated would be a more likely eventuality than a reduction in his base compensation.  Mr. Edelman is party to an Employment Agreement with The Edelman Financial Center, which extends through May 10, 2009, and renews annually thereafter unless terminated by either party at least 60 days prior to the extension date, which sets his compensation at $600,000 per year.

•	Bonuses

Bonuses for executive officers are determined in February of each year based on the prior year’s performance. In 2008 the Compensation Committee adopted a discretionary bonus plan that provided for a potential bonus pool for the named executive officers based on our pretax income. To the extent that our return on equity (pretax income divided by shareholders’ equity) was equal to or greater than 7.5%, a percentage of pretax income (ranging from 3.5% to a maximum of 7.5%) could be allocated to the bonus pool. One-half of the bonus pool could be allocated to the named executive officers pursuant to a fixed formula and one-half could be allocated among the named executives at the discretion of the Compensation Committee. Bonuses may be paid in cash or shares of SMHG common stock and may be deferred to subsequent years at the discretion of the Compensation Committee. The bonus pool in 2009 (based on 2008 earnings) was zero.

The Compensation Committee may also decide to award a bonus to one or more of the executive officers of the Company based on special circumstances or accomplishments of an executive office or the Company.  In August 2008, the Company entered into agreements to sell its interests in Endowment Advisers, L.P. and Salient Partners, L.P. for aggregate consideration of approximately $95 million.  In order to increase shareholder value and to advance the interests of the Company by rewarding executive officers of the Company who personally contributed to the successful acquisition, growth (including the establishment of The Endowment Fund), and disposition of Endowment Advisers and Salient Partners between 2003 and 2008 and to incentivize such executive officers to ensure that the Company realizes the full purchase price, the Compensation Committee has established a supplemental executive bonus plan to award an aggregate amount equal to 7.5% of the actual consideration received by the Company in connection with the disposition of its interest in Endowment Advisers and Salient Partners in individual awards to Messrs. Ball, Morris, Sanders, Berry and McMaken, and Robert E. Garrison II.

•	Long-Term Incentive Compensation

The Compensation Committee granted restricted stock awards of 15,000 shares to Mr. Berry and Mr. McMaken and 7,500 shares to Mr. Unger in 2008. No long-term incentive compensation grants were made to Messrs. Ball, Morris, or Sanders during 2007 or 2008.

Chief Executive Officer Compensation

Ben T. Morris became our Chief Executive Officer in May 2002. For 2008, the Compensation Committee established Mr. Morris’ base salary at $225,000, a level which it believes is appropriate based on comparisons with financial services firms of similar size to the Company. Mr. Morris did not receive a bonus or any long-term incentive compensation for 2008.

Summary

The Compensation Committee believes our executive compensation policies and programs effectively serve the interests of the Company and our shareholders. The various compensation vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to our overall future success, thereby enhancing the Company’s value for our shareholders’ benefit.

The Compensation Committee will continue to monitor the effectiveness of our total compensation programs to meet the Company’s current needs.

Report of the Compensation Committee

The Compensation Committee establishes and oversees the design and functioning of our executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management of Sanders Morris Harris Group Inc. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2009 Annual Meeting of Shareholders.

W. Blair Waltrip
Charles L. Duncan, III

Compensation Committee Interlocks and Insider Participation

Messrs. Waltrip and Duncan served on the Compensation Committee in 2008. No director or executive officer of the Company serves on the compensation committee or the board of directors of any company for which Messrs. Waltrip or Duncan serve as executive officers or directors.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award(s) ($)(1)	Option Awards ($)	All Other Compensation ($)(2)		Total ($)
Ben T. Morris,	2008	$225,000	$—	$—	$—	$—		$225,000
Chief Executive Officer	2007	225,000	—	—	—	—		225,000
	2006	225,000	162,500	—	—	181,201	(3)	568,701

Rick Berry,	2008	220,000	100,000	133,950	—	—		453,950
Chief Financial Officer	2007	208,750	75,000	96,278	—	—		380,028
	2006	200,000	110,000	25,135	—	—		335,135

Don A. Sanders,	2008	450,000	—	—	—	—		450,000
Vice-Chairman	2007	450,000	—	—	—	—		450,000
	2006	450,000	230,000	—	—	341,161	(3)	1,021,161

George L. Ball,	2008	225,000	—	—	—	—		225,000
Chairman	2007	225,000	—	—	—	10,000	(4)	235,000
	2006	225,000	162,500	—	—	181,201	(3)	568,701

John T. Unger	2008	220,000	100,000	66,975	—	—		386,975
Senior Vice President and	2007	208,750	75,000	48,668	—	—		332,418
General Counsel	2006	200,000	40,000	—	—	—		240,000

Bruce R. McMaken	2008	220,000	25,000	133,950	—	—		378,950
Executive Vice President	2007	200,000	75,000	48,668	—	—		323,668
	2006	200,000	100,000	—	—	—		300,000

(1)
This column represents the dollar amount recognized for financial reporting purposes each year in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For restricted stock awards, fair value is calculated using the closing price of SMHG stock on the date of grant. For additional information refer to note 12 of the SMHG financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that may be recognized by the named executive officer.

(2)	This column excludes any perquisites and other personal benefits, securities, or properties, in the aggregate, of less than $10,000 per person.
(3)
Includes the named executive officer’s allocable share of profits earned from the sale of shares realized upon the exercise of stock purchase warrants received as underwriting compensation and held as an investment by our broker-dealer affiliate.

(4)	Represents a commission paid on a securities transaction.

Grants of Plan-Based Awards in 2008

Name of	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or	All Other Option Awards; Number of Securities Underlying	Exercise or Base Price of Option	Full Grant Date Fair
Executive	Date	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(1)	Options (#)	Awards ($)	Value ($)(2)
Mr. Morris	-	-	-	-	-	-	-	$-	$-
Mr. Berry	02/29/08	-	-	-	-	15,000	-	8.93	133,950
Mr. Sanders	-	-	-	-	-	-	-	-	-
Mr. Ball	-	-	-	-	-	-	-	-	-
Mr. Unger	02/29/08	-	-	-	-	7,500	-	8.93	66,975
Mr. McMaken	02/29/08	-	-	-	-	15,000	-	8.93	133,950

(1)
Reflects a restricted stock award that vests 50% on the first anniversary of the grant date, 75% on the second anniversary of the grant date, and 100% on the third anniversary of the grant date. Recipients of restricted stock awards receive dividends on such shares prior to vesting.

(2)
This column represents the dollar amount recognized for financial reporting purposes for 2008 in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For restricted stock awards, fair value is calculated using the closing price of SMHG stock on the date of grant. For additional information refer to note 12 of the SMHG financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that may be recognized by the name executive officer.

Outstanding Equity Awards at Fiscal Year-End

		Option Awards					Stock Awards
Name of Executive	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Morris	02/01/00	25,000	—	—	$4.438	02/01/10	—		$—	—	—
Mr. Sanders	02/01/00	30,000	—	—	4.438	02/01/10	—		—	—	—
Mr. Ball	02/01/00	25,000	—	—	4.438	02/01/10	—		—	—	—
Mr. Berry	04/27/05	—	—	—	—	—	4,000	(1)	23,680	—	—
	03/01/06	—	—	—	—	—	1,600	(1)	9,472	—	—
	02/28/07	—	—	—	—	—	6,825	(3)	40,404	—	—
	02/29/08	—	—	—	—	—	15,000	(4)	88,800	—	—
Mr. Unger	07/01/05	10,000	—	—	16.81	07/01/15	4,000	(1)	23,680	—	—
	02/28/07	—	—	—	—	—	3,450	(3)	20,424	—	—
	02/29/08	—	—	—	—	—	7,500	(4)	44,400	—	—
Mr. McMaken	02/01/00	15,000	—	—	4.438	02/01/10	—		—	—	—
	02/22/05	—	—	—	—	—	4,000	(1)	23,680	—	—
	02/28/07	—	—	—	—	—	3,450	(3)	20,424	—	—
	02/29/08	—	—	—	—	—	15,000	(4)	88,800	—	—

(1)	Restricted stock awards vest 60% on the third anniversary of the grant date, 80% on the fourth anniversary of the grant date, and 100% on the fifth anniversary of the grant date.
(2)	Based on closing price of SMHG common stock on December 31, 2008.
(3)
Restricted stock awards vest 25% on the first anniversary of the grant date, 50% on the second anniversary of the grant date, 75% on the third anniversary of the date of grant, and 100% on the fourth anniversary of the grant date.

(4)	Restricted stock awards vest 50% on the first anniversary of the grant date, 75% on the second anniversary of the grant date, and 100% on the third anniversary of the date of grant.

Option Exercises and Stock Vested in 2008

	Option Awards		Stock Awards
Name of Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Morris	—	$—	—	$—
Mr. Sanders	—	—	—	—
Mr. Ball	—	—	—	—
Mr. Berry	30,000	177,870	8,275	76,728
Mr. Unger	—	—	7,150	49,188
Mr. McMaken	—	—	7,150	66,468

(1)	Reflects the difference between the closing price of SMHG stock on the date of exercise and the exercise or base price of the options, multiplied by the number of shares acquired on exercise.
(2)	Reflects the number of shares acquired on vesting multiplied by the closing price of SMH stock on the vesting date.

Pension Benefits, and Nonqualified Deferred Compensation

The Company does not maintain or participate in any plan that provides retirement or pension payments or benefits to the named executive officers or any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments on Termination or Change-in-Control

As described in Compensation Discussion and Analysis, none of the named executive officers have an individual employment, severance, or change in control agreement with the Company.  The SMHG 1998 Incentive Plan provides that all outstanding unvested stock options, restricted stock awards, and stock appreciation rights (SARs) will become fully vested and immediately and fully exercisable in the event of a change of control of the Company. For these purposes, a “change of control” includes (a) an acquisition by a person of 30% or more of the total voting power of all of the Company’s outstanding securities, (b) a change in a majority of the members of the Board of Directors, (c) the Company is a party to a merger, plan of reorganization, consolidation, or share exchange in which it is not the surviving entity, or (d) the shareholders of the Company approve a merger, plan of reorganization, consolidation, or share exchange and following such transaction shareholders of the Company immediately prior thereto represent 50% or less of the combined voting power of the surviving entity.

The information below  describes and quantifies certain compensation that would become payable under existing plans and arrangements if the named executive’s employment had terminated or a change in control had occurred at December 31, 2008, given the named executive’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and the Company’s stock price.

If one of the named executive officers were to die or become disabled, any unexercisable options granted a year or more before the date of that event may, depending on the terms of the particular award, become exercisable and remain exercisable until the earlier of one year from the date of death or the expiration date of the grant. Remaining restrictions on restricted stock awards that were awarded at least a year prior to the event may lapse immediately in some cases, depending on the terms of the particular award. For these purposes, “disability” generally means total disability, resulting in the named executive officer being unable to perform his job.

None of the named executive officers holds any unexercisable options and only Mr. Berry, Mr. Unger, and Mr. McMaken hold any unvested restricted stock awards that would become fully vested upon a change in control. Mr. Berry, Mr. Unger, and Mr. McMaken own, respectively 27,425, 14,950, and 22,450 shares of restricted stock, which would fully vest upon a change of control. Assuming a change of control occurred on December 31, 2008, the estimated amount payable to Mr. Berry, Mr. Unger, and Mr. McMaken upon accelerated vesting of the restricted stock awards would be $162,356, $88,504, and $132,804, respectively.

Compensation of Non-management Directors

Currently, our non-employee directors and advisory directors, if any, receive an annual retainer of $8,000 or, at the director’s option, shares of restricted common stock equal to $8,000 divided by two-thirds of the average closing price of our stock for the 20 trading days ending on the day before the grant date, $1,500 for each meeting of our Board of Directors attended, $1,000 for each Executive Committee meeting attended, and $750 for any other committee meeting attended. Each non-employee director committee chairman receives an additional annual retainer of $2,000 or, at the director’s option, shares of restricted common stock equal to $2,000 divided by two-thirds of the average closing price of our stock for the 20 trading days ending on the day before the grant date.

Name	Fee Earned or Paid in Cash ($) (1)	Stock Awards ($)(2)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Richard E. Bean	$12,750	$28,547	(5)	—	—	—	—	$41,297
Charles W. Duncan, III	12,750	25,817	(6)	—	—	—	—	38,567
Scott B. McClelland	9,750	25,817	(6)	—	—	—	—	35,567
Albert W. Niemi, Jr.	12,750	28,547	(5)	—	—	—	—	41,297
Nolan Ryan(4)	2,250	25,817	(6)	—	—	—	—	28,067
W. Blair Waltrip	10,500	28,547	(5)	—	—	—	—	39,047

(1)	Amounts in this column reflect amounts paid in cash in 2008.
(2)
Amounts in this column reflect 2008 retainer and meeting fees paid in shares of restricted stock at the election of the director. All amounts deferred result in the issuance of shares of restricted stock equal in value to the Nasdaq closing price of SMHG common stock on May 22, 2008. This column represents the dollar amount recognized for financial reporting purposes for 2008 in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For restricted stock awards, fair value is calculated using the closing price of SMHG stock on the date of grant. For additional information refer to note 12 of the SMHG financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that may be recognized by the name executive officer.

(3)	This column excludes any perquisites and other personal benefits, securities, or properties, in the aggregate, of less than $10,000 per person.
(4)	Mr. Ryan’s term ended in February 2009.
(5)
Includes 1,837 shares of restricted stock that vest 50% on the first anniversary of the grant date, 75% on the second anniversary of the grant date, and 100% on the third anniversary of the grant date and 2,000 shares of restricted stock that vest 100% on the first anniversary of the grant date. The fair value on the date of grant was $7.44.

(6)
Includes 1,470 shares of restricted stock that vest 50% on the first anniversary of the grant date, 75% on the second anniversary of the grant date, and 100% on the third anniversary of the grant date and 2,000 shares of restricted stock that vest 100% on the first anniversary of the grant date. The fair value on the date of grant was $7.44.

SECURITIES OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the number of shares of our common stock beneficially owned by each director, executive officer, and five percent shareholder known to us, and by all directors and executive officers as a group. The table shows ownership at March 31, 2009.

Directors and executive officers as a group beneficially own approximately 32.3% of our outstanding common stock. For purposes of reporting total beneficial ownership, shares of common stock which may be acquired through stock option exercises that have vested or will vest within 60 days following March 31, 2009, are included.

The information in this section is based on information required to be reported and filed with the Securities and Exchange Commission under Sections 13 and 16 of the Securities Exchange Act of 1934. The number of shares beneficially owned by each entity, person, director, or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose.

Name	Number of Common Shares Beneficially Owned		Percent of Class
Fredric M. Edelman(1)	3,198,637	(2)	11.4%
Don A. Sanders(3)	2,765,345	(4)	9.8
Royce & Associates, LLC (5)	1,772,685	(5)	6.3
T. Rowe Price Associates, Inc. (6)	1,362,387	(6)	4.8
George L. Ball	1,111,121	(7)	3.9
Ben T. Morris	1,018,938	(8)	3.6
W. Blair Waltrip	349,156	(9)	1.2
Robert E. Garrison II	338,363		1.2
Bruce R. McMaken	164,600	(10)	*
Rick Berry	48,051	(11)	*
Charles W. Duncan, III	41,933	(12)	*
Richard E. Bean	41,211	(13)	*
John T. Unger	34,100	(14)	*
Scott B. McClelland	25,758	(15)	*
Albert W. Niemi, Jr. Ph.D.	21,977	(16)	*
All directors and executive officers as a group (13 persons)	9,159,190	(17)	32.3

*	Less than 1% of outstanding shares.
(1)	Has a principal business address of 4000 Legato Road, Fairfax, Virginia 22033.
(2)	Includes 445,349 shares owned by The Edelman Financial Center, Inc.
(3)	Has a principal business address of 600 Travis, Suite 5800, Houston, Texas 77002.
(4)
Includes 30,000 shares issuable on exercise of stock options, 3,000 shares owned by Mr. Sanders’ wife, 12,090 shares owned by the Tanya Jo Drury Trust of which Mr. Sanders is co-trustee, 828,763 shares held in client brokerage accounts over which he has shared dispositive power. Mr. Sanders disclaims beneficial ownership of all shares held in client brokerage accounts over which he has shared dispositive power.

(5)
As reported in a Schedule 13G filed January 30, 2009, Royce & Associates, LLC holds voting and dispositive power over 1,772,685 shares on behalf of advisory clients. Royce & Associates, LLC’s principal business address is 1414 Avenue of the Americas, New York, New York 10019.

(6)
As reported in a Schedule 13G/A filed February 13, 2009, T. Rowe Price Associates, Inc. holds voting power over 146,500 shares and dispositive power over 1,362,387 shares on behalf of advisory clients. T. Rowe Price Associates, Inc.’s principal business address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(7)	Includes 25,000 shares issuable on exercise of stock options, 27,107 shares owned by Mr. Ball’s wife and 6,551 shares owned by the Bonner S. Ball Family Trust Agency.
(8)	Includes 25,000 shares issuable on exercise of stock options.
(9)
Includes 15,000 shares issuable on exercise of stock options, 3,439 shares of restricted stock, and 255,806 shares owned by the William Blair Waltrip Trust, of which Mr. Waltrip is the trustee and beneficiary. Includes 26,250 shares owned by the Robert L. Waltrip 1992 Trust #1, of which Robert L. Waltrip, Jr., W. Blair Waltrip, and Holly Waltrip Benson are co-trustees. Includes 28,000 shares owned by the Waltrip 1987 Grandchildren’s Trust for the benefit of the grandchildren of R. L. Waltrip, of which W. Blair Waltrip and Robert L. Waltrip are as co-trustees, and as to which W. Blair Waltrip disclaims beneficial ownership.

(10)	Includes 15,000 shares issuable on exercise of stock options and 22,450 shares of restricted stock.
(11)	Includes 27,425 shares of restricted stock.

(12)
Includes 10,000 shares owned by the Duncan Investors Partnership. Mr. Duncan disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Includes 5,000 shares issuable on exercise of stock options and 6,087 shares of restricted stock.

(13)	Includes 10,000 shares issuable on exercise of stock options and 6,607 shares of restricted stock.
(14)	Includes 10,000 shares issuable on exercise of stock options and 14,950 shares of restricted stock.
(15)	Includes 5,000 shares issuable on exercise of stock options and 6,087 shares of restricted stock.
(16)	Includes 5,000 shares issuable on exercise of stock options and 6,140 shares of restricted stock.
(17)	Includes 145,000 issuable on exercise of stock options, 93,185 shares of restricted stock, and 828,763 shares held in client brokerage accounts over which Mr. Sanders has shared dispositive power.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on our records, we believe that during 2008 all our directors, officers, and 10% or greater beneficial owners timely filed all required Section 16(a) reports, with the exception of Form 4s to report the grant of restricted stock awards of 3,837 shares to Mr. Bean and Mr. Niemi and 3,470 shares to Mr. Duncan, Mr. McClelland, and Mr. Waltrip in May 2008 which were filed late.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our general counsel is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction.

Related Person Transactions

On occasion our directors, officers, and employees co-invest with our clients. Consequently, it is often the case that certain of our officers, directors, shareholders, and employees own securities of our clients for whom SMH has  placed or underwritten securities and/or with whom SMH or SMHCA has a financial advisory relationship, which in some cases may, individually or in the aggregate, exceed 1% of the outstanding securities of such clients.

On May 10, 2005, the Company entered into a Reorganization and Purchase Agreement with The Edelman Financial Center, Inc. and Mr. Edelman pursuant to which the Company acquired a 51% interest in The Edelman Financial Center, LLC (“EFC”), one of the leading financial planning firms in the country. The Company paid $24.8 million, in a combination of cash and shares of the Company’s common stock, for a 51% membership interest in EFC, including contingent consideration of $4.8 million paid in 2006.  In May 2008, the Company purchased an additional 25% membership interest for an additional payment of $44.4 million in a combination of cash and the Company’s common stock. The Company is obligated to purchase the remaining 24% in May 2009.  In December 2006, the Company entered into a Letter Loan Agreement and Letter Agreement with Edelman Financial Advisors, LLC (“EFA”), pursuant to which the Company agreed to loan up to $20,000,000 to EFA and acquired a 10% member interest in EFA.  Pursuant to a letter agreement dated as of January 1, 2009, the Company and Mr. Edelman have agreed that the Company will purchase an additional 66% member interest in EFC in exchange for a payment of $25,000,000 in cash and a note for $10,000,000 and Mr. Edelman would retain his 24% interest in EFC.

Certain of our directors and officers have brokerage accounts at our broker dealer affiliate. Transactions in such accounts are offered on substantially the same terms as those offered to other similarly-situated clients who are neither directors nor employees.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors has furnished the following report:

The Board has determined that each member of the committee is “independent,” as defined in the Nasdaq listing standards and SEC Rules. As required by its charter, the committee has performed its annual evaluation of the committee’s performance and the adequacy of its charter, including compliance with applicable law and Nasdaq listing standards, and determined that the committee adequately performed its duties and responsibilities set forth in its charter and that no changes to its charter were required.

As noted in the committee’s charter, the Company’s management is responsible for preparing the Company’s consolidated financial statements. Our independent auditors are responsible for auditing the consolidated financial statements. The activities of the committee are in no way designed to supersede or alter those traditional responsibilities. The committee’s role does not provide any special assurances with regard to the Company’s consolidated financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

The committee has reviewed and discussed the audited consolidated financial statements for 2008 with management. The committee also met with the independent auditors, with and without management present, to discuss the results of their audit and their evaluation of our internal controls. The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

The committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence from Sanders Morris Harris Group.

Based on the review and discussions referred to above, the committee recommended to the Board of Directors that the audited consolidated financial statements for 2008 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Richard E. Bean
Charles W. Duncan, III
Albert W. Niemi, Jr. Ph.D.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has not yet selected the Company’s independent registered public accounting firm for 2009 and accordingly is not seeking ratification of the selection by shareholders. The Company is in the process of reviewing firms.

KPMG LLP served as our independent public accounting firm for 2008. A representative of KPMG LLP is expected to be at the annual meeting. The representative will have the opportunity to make a statement at the meeting if he or she wishes and will be available to respond to appropriate questions from shareholders.

The following table sets forth the fees billed for services performed by KPMG LLP for fiscal year 2008 and fiscal year 2007:

	2008	2007
Audit fees	$1,086,165	$1,052,201

Audit-related fees	—	—

Tax fees	36,000	34,000

All other fees	—	—

Audit fees in both years consisted of fees for the audit of SMHG’s consolidated annual financial statements and its internal control over financial reporting, the review of interim financial statements in SMHG’s quarterly reports on Form 10-Q, and the performance of audits in accordance with statutory requirements.

Tax fees consisted of fees for U.S. tax compliance and related planning and for tax consulting and advisory services.

PRE-APPROVAL OF SERVICES BY INDEPENDENT AUDITORS

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent auditor, KPMG LLP. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by KPMG LLP. Thereafter, the Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by KPMG LLP which are not encompassed by the Audit Committee’s annual pre-approval requirement and are not prohibited by law. For 2007 and 2008, 100% of the tax services and related fees were pre-approved by the Audit Committee.

OTHER MATTERS

Our Board of Directors is not aware of any other matter to be presented for action at the meeting. If another matter requiring a vote of the shareholders arises, the proxy holders will vote in their best judgment.

ANNUAL REPORT ON FORM 10-K

Our financial statements for 2008 are included in our Annual Report, which is being delivered with this proxy statement. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material. Additional copies of our Annual Report and our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein) are available without charge upon request. Please direct your request to Sanders Morris Harris Group Inc., Attention: Investor Relations, 600 Travis, Suite 5800, Houston, Texas 77002. You also may obtain our Annual Report on Form 10-K over the Internet at the Security and Exchange Commission’s website, www.sec.gov.

Houston, Texas
April 14 , 2009

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

Sanders Morris Harris

Proxy — SANDERS MORRIS HARRIS GROUP INC.

THE BOARD OF DIRECTORS SOLICITS THIS PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2009

The undersigned shareholder of Sanders Morris Harris Group Inc. (the “Company”) hereby appoints Ben T. Morris and George L. Ball, or either of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the offices of Sanders Morris Harris located at 600 Travis, 58th Floor, Houston, Texas 77002, on Thursday, May 21, 2009, at 11:00 a.m., Houston Time, and at any adjournments or postponements of said meeting, all of the shares of the Company’s common stock in the name of the undersigned or which the undersigned may be entitled to vote. Any proxy heretofore given by the undersigned with respect to such shares of the Company’s common stock is hereby revoked.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement furnished with the notice, and the 2008 Annual Report and revokes any proxy heretofore given

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of all the nominees for director on the reverse side.

The Board of Directors recommends a vote FOR the nominees for director.

PLEASE MARK, SIGN, DATE AND RETURN IN THE ENVELOPE ENCLOSED

(This Proxy must be dated and signed on the reverse side.)

Sanders Morris Harris
Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 21, 2009.

Vote by Internet
•	Log on the Internet and go to www.envisionreports.com/SMHG
•	Follow the steps outlined on the secured website

Vote by telephone
•	Call toll free 1.800-652 VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designed areas ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals – The Board recommends a vote FOR the listed nominees.

1.      Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01 – George L. Ball	☐	☐	02 – Richard E. Bean	☐	☐	03 – Charles W. Duncan	☐	☐
04 – Ric Edelman	☐	☐	05 – Scott B. McClelland	☐	☐	06 – Ben T. Morris	☐	☐
07 – Albert W. Niemi, Jr.	☐	☐	08 – Don A. Sanders	☐	☐	09 – W. Blair Waltrip	☐	☐

In their discretion, the proxies are authorized to vote upon any other matters that may properly come before the meeting or any adjournment or postponement thereof.

B  Non-Voting Items

Change of Address – Please print address below:

[________________________________________________________________________________________]

C  Authorized Signatures —This section must be completed for your vote to be counted — Date and Sign Below

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

Date (mm/dd/yyyy) – Please print date below.     Signature 1 —  Please keep signature within box.   Signature 2 – Please keep signature within box.

[_______/____/_____________]                                                                [_____________________________________]                                                                           [___________________________________]